Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 2012, relating to the financial statements and financial statement schedule, which appears in Briggs & Stratton Corporation’s Annual Report on Form 10-K for the year ended June 29, 2014.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Milwaukee, WI
October 17, 2014